Exhibit 5


                     [Sullivan & Worcester LLP letterhead]





                                                              November 14, 1996



American Radio Systems Corporation
116 Huntington Avenue
Boston, MA 02116

         Re:      Registration Statement on Form S-4
                  8,722,848 shares of Class A Common Stock, par value $.01 per share

Dear Sir or Madam:

         In connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), by American Radio Systems Corporation, a Delaware corporation ("American"), of 8,722,848 shares (the "Shares") of its Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), the following opinion is furnished to you to be filed with the Securities and Exchange Commission (the "Commission") as Exhibit 5 to American's registration statement on Form S-4 (the "Registration Statement"). The Registration Statement will be filed with the Commission pursuant to Rule 462(b) of the Securities Act. It incorporates by reference the registration statement on Form S-4 (File No. 333-15231) which we have been advised has been declared effective by the Commission on November 1, 1996 (the "Original Registration Statement"). The Shares will be issued as consideration under the Agreement and Plan of Merger, dated August 5, 1996, and as amended and restated as of September 27, 1996 (the "Merger Agreement"), by and among American, American Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of American (the "American Subsidiary"), and EZ Communications, Inc. ("EZ"), pursuant to which either (a) EZ will be merged with and into American Subsidiary (the "Subsidiary Merger") or
(b) EZ will be merged with and into American (the "Direct Merger").

         We have acted as counsel to American in connection with the preparation of the Registration Statement and the Original Registration Statement, and we
have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Original Registration Statement, the Certificate of Incorporation of American, corporate records, certificates and statements of officers and accountants of American, and of public officials, and such other documents as we have considered necessary in order to furnish the opinion hereinafter set forth. We express no opinion herein as to any laws other than the General Corporation Law of the State of Delaware.



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American Radio Systems Corporation
November 14, 1996
Page 2

         The authorized capital stock of American consists of 1,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), the relative designations, preferences, rights and restrictions of which are to be designated from time to time by the Board of Directors of American, 25,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), 10,000,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), and 6,000,000 shares of Class C Common Stock, par value $.01 per share (the "Class C Common Stock" and, collectively with the Class A Common Stock and the Class B Common Stock, the "Common Stock").

         Pursuant to a proposal contained in the Joint Proxy-Prospectus of American mailed on November 9, 1996, the shareholders of American will be asked at a Special Meeting of Shareholders to be held on December 17, 1996 (the "American Special Meeting") to adopt and approve an amendment (the "Charter Amendment") to the Restated Certificate of Incorporation, as amended, of American (the "American Restated Certificate") to increase the total number of authorized shares of Preferred Stock to 10,000,000 and to increase the total number of authorized shares of Class A Common Stock and Class B Common Stock to 100,000,000 and 15,000,000, respectively.

         Based on and subject to the foregoing and assuming that the Charter Amendment is duly adopted and approved by the shareholders at the American Special Meeting and that such amendment is duly filed with the Secretary of State of the State of Delaware, we are of the opinion that the Shares have been duly and validly authorized by American and the Shares, when issued as authorized in accordance with the terms of the Merger Agreement and upon acceptance for filing of the Certificate of Merger by the Secretary of State of the State of Delaware and Articles of Merger are filed with the State Corporation Commission of the Commonwealth of Virginia and such Commission shall have issue a Certificate of Merger, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm made therein under the caption "Experts." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.


                                                  Very truly yours,


                                                  /s/ Sullivan & Worcester LLP
                                                  SULLIVAN & WORCESTER LLP




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